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                                                                    Exhibit 31.1

                                 CERTIFICATIONS

         I, Pamela D.A. Reeve, President and Chief Executive Officer of Lightbridge, Inc., certify that:

         1. I have reviewed this quarterly report on Form 10-Q/A of Lightbridge, Inc.;

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

         3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: May 13, 2004

                                 /s/ Pamela D.A. Reeve
                                 -----------------------------------------------
                                                Pamela D.A. Reeve
                                 President, Chief Executive Officer and Director
                                          (Principal Executive Officer)